Exhibit 99.2

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Financial Statements

Nine Months Ended November 30, 2003

(Unaudited)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Balance Sheet

November 30, 2003

(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$7,599,214
Trade receivables, less allowance for doubtful accounts of $131,815	9,725,199
Inventories	10,364,881
Prepaid expenses and other current assets	494,538

Total current assets	28,183,832
Property and equipment, net	6,321,866
Intangible assets, less applicable amortization	3,118,354
Deposits and other long term assets	235,593

$37,859,645

Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of notes payable	$1,288,900
Accounts payable	3,778,134
Accrued liabilities	4,506,655
Deferred revenue	1,235,846

Total current liabilities	10,809,535
Notes payable, less current installments	2,860,240

Total liabilities	13,669,775

Commitments and contingencies

Series B Redeemable Convertible Preferred Stock, no par value.
Authorized 2,154,160 shares; issued and outstanding 1,935,641 at November 30, 2003	19,870,816
Series B Redeemable Convertible Preferred Stock warrants	580,000

Stockholders’ equity:
Series A Convertible Preferred Stock, no par value. Authorized 5,099,625 shares; issued and outstanding 3,787,596 at November 30, 2003	1,133,331
Common stock, no par value. Authorized 15,000,000 shares; issued and outstanding 27,907 shares at November 30, 2003	41,808
Additional paid-in capital	7,907,060
Accumulated deficit	(5,343,145)

Total stockholders’ equity	3,739,054

$37,859,645

See accompanying notes to consolidated financial statements.

99.2-2

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Statements of Operations

Nine Months Ended November 30, 2003

(Unaudited)

Revenues	$39,870,346
Cost of revenues	24,965,021

Gross profit	14,905,325

Operating expenses:
Research and development	6,037,412
Sales and marketing	4,210,928
General and administrative	4,330,473

Total operating expenses	14,578,814

Operating income	326,511

Other income (expense):
Rental income	198,436
Interest expense, net	(114,067)
Gain on disposal of assets	19,097

Income before income taxes	429,977

Income tax provision	40,000

Net income	$389,977

See accompanying notes to consolidated financial statements.

99.2-3

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows

Nine Months Ended November 30, 2003

(Unaudited)

Cash flows from operating activities:
Net income	$389,977
Adjustments to reconcile net income to net cash used from operating activities:
Depreciation and amortization	1,844,741
Gain on disposal of property and equipment	(19,097)
Provision for doubtful accounts	(13,447)
Deferred revenue	342,389
Changes in operating assets and liabilities:
Trade receivables	(3,584,264)
Other receivables	109
Inventories	(1,953,101)
Other assets and intangible assets	(1,888,944)
Accounts payable	913,573
Accrued liabilities	3,168,086

Net cash used by operating activities	(799,978)

Cash flows from investing activities:
Purchases of property and equipment	(2,439,915)
Proceeds from disposal of property and equipment	35,564
Purchase of Applied Technology Division	(251,000)

Net cash used in investing activities	(2,655,351)

Cash flows from financing activities:
Proceeds from borrowings from notes payable	692,857
Repayments of notes payable	(829,862)
Proceeds from the sale of redeemable convertible preferred stock, net of issuance costs	(300)
Proceeds from issuance of common stock	480
Proceeds from exercise of stock options	23,819

Net cash used by financing activities	(113,006)

Net decrease in cash and cash equivalents	(3,568,335)
Cash and cash equivalents, beginning of year	11,167,549

Cash and cash equivalents, end of year	$7,599,214

Supplemental disclosure of non-cash information:
Accretion of Series B Preferred Stock	$525,000

See accompanying notes to consolidated financial statements.

99.2-4

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

November 30, 2003

(Unaudited)

(1)	Basis of Presentation and Description of Business

Indigo Systems Corporation (the Company) was incorporated in the state of California in 1996 for the purpose of designing and manufacturing electro-optic and infrared cameras and components for customers and government contractors throughout the United States of America. Its wholly owned subsidiary, Indigo International Corporation, was created to facilitate foreign sales of the Company’s products and services; this subsidiary was closed in fiscal 2002.

(2)	Stock-Based Compensation

In February 1997, the Company implemented the 1997 Incentive Stock Option Plan; in February 2001, the Company implemented the 2001 Incentive Stock Option and Nonqualified Stock Option Plan; and in January 2002, the Company implemented the 2002 Incentive Stock Option Plan (the Plans). These Plans provide for the grant of incentive stock options. Financial Accounting Standards Board Statement No. 123 (SFAS No. 123) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and provides pro forma disclosure for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 as well as Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, and provides the pro forma disclosure provisions of SFAS No. 123 and SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure.

Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net loss would have been increased to the pro forma amount indicated below:

Nine Months Ended November 30, 2003
Net income, as reported	$389,977
Less: compensation expense assuming fair-value methodology of options for all awards granted, net of related tax effects	(150,924)

Pro forma net income	$239,053

The following assumptions were used to calculate compensation cost under the minimum-value method: risk-free interest rate of 6%; no dividend yield; a weighted average expected life of an option of five years; and a nominal volatility level.

99.2-5	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

November 30, 2003

(Unaudited)

(3)	Inventories

Inventories consist of the following at November 30, 2003:

Raw materials	$3,537,846
Work in progress	4,182,350
Finished goods	2,644,685

$10,364,881

(4)	Bank Line of Credit and Notes Payable

The Company has a revolving line of credit agreement with a bank which expires on September 1, 2004. The agreement provides for borrowings of up to $5,000,000, limited to a borrowing base of eligible accounts receivable and cash balances, and bears interest at the prime rate. As of November 30, 2003, there were no borrowings against the line of credit. Borrowings under the line of credit are secured by substantially all of the Company’s tangible assets.

The Company has an equipment credit facility with a bank which expires on September 1, 2004. This agreement provides for borrowings of up to $5,000,000 for eligible equipment purchases. Each equipment advance made under the facility bears interest at the prime rate in effect at the time of the advance plus 1.25% and is to be repaid in equal monthly installments over four years from the time of the advance. The equipment credit facility is secured by substantially all of the Company’s assets.

The Company’s revolving line of credit and equipment credit facility contained certain financial covenants concerning the Company’s net worth and working capital and financial reporting requirements. The equipment credit facility also contained a covenant requiring the Company to maintain at least $5,500,000 of unrestricted cash with the bank until all related obligations under the facility are repaid.

99.2-6	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

November 30, 2003

(Unaudited)

Notes payable at November 30, 2003 consist of the following:

Note payable to bank, bearing interest at 6.00%, secured by certain tangible assets of the Company, payable in monthly principal installments of $87,494 plus interest through October 1, 2006	$2,799,485

Note payable to bank, bearing interest at 5.50%, secured by certain tangible assets of the Company, payable in monthly principal installments of $14,564 plus interest through December 1, 2006	494,010

Note payable to bank, bearing interest at 5.50%, secured by certain tangible assets of the Company, payable in monthly principal installments of $8,691 plus interest through April 1, 2007	323,736

Note payable to bank, bearing interest at 5.50%, secured by certain tangible assets of the Company, payable in monthly principal installments of $6,326 plus interest through June 1, 2007	246,030

Note payable to Control Systems Research, Inc. (CSR), bearing interest at 1.75%, secured by the net assets purchased from CSR, payable in quarterly principal installments of $25,000 plus interest through June 1, 2006	240,912

Note payable to a third party, bearing interest at 2.50%, secured by certain tangible assets of the Company, payable in monthly principal installments of $633 plus interest through April 1, 2010	44,967

4,149,140
Less current installments	1,288,900

$2,860,240

99.2-7	(Continued)

INDIGO SYSTEMS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

November 30, 2003

(Unaudited)

(5)	Commitments and Contingencies

In September 2000, the Company entered into a license agreement to acquire the usage of patents and other intellectual information associated with production of infrared cameras. The Company is required to make royalty payments of up to 8.5% of net sales of the licensed products. No royalty payments were made by the Company in the years ended February 28, 2003 and 2002. At November 30, 2003, capitalized license costs were $1,300,000. Under the terms of the agreement, the Company’s minimum future license fee commitment as of November 30, 2003 is as follows:

2004	$800,000
2005	900,000

$1,700,000

The costs of this agreement are capitalized and amortized over using method approximating the percentage of current revenues to total revenues expected to be derived from this technology.

The Company has operating leases primarily for the use of facilities expiring through April 2010. Substantially all operating leases are non-cancelable or cancelable only by the payment of penalties. All lease payments are based on the lapse of time but include, in some cases, payments for insurance, maintenance, and property taxes. There are no purchase options on operating leases at favorable terms, but most leases have one or more renewal options. Certain leases on real property are subject to annual escalations for increases in utilities and property taxes.

(6)	Purchase of Control Systems Research, Inc.

On March 14, 2003, the Company entered into an asset purchase and sale agreement with Control Systems Research, Inc. (CSR) to acquire certain assets and liabilities of the Applied Technology Division of CSR for consideration of $251,000 in cash, a promissory note in the amount of $240,912, and 27,352 shares of the Company’s common stock. The promissory note bears interest at the prime rate plus 1.75% per annum and is due in ten quarterly payments of $25,000 plus accrued and unpaid interest. The Company accounted for this transaction using the purchase method. The purchase price has been principally allocated to the acquired technology.

(7)	Subsequent Event—Acquisition of Indigo Systems Corporation by FLIR Systems, Inc.

On January 6, 2004, pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of October 21, 2003 by and among FLIR Systems, Inc. (“FLIR”), Indigo Systems Corporation (“Indigo”), Fiji Sub, Inc., and William Parrish, as Shareholders’ Agent, Fiji Sub, Inc. was merged with and into Indigo (the “Merger”). As a result of the Merger, Indigo became a wholly-owned subsidiary of FLIR Systems, Inc.

All outstanding shares of Indigo capital stock and certain warrants outstanding immediately prior to January 6, 2004 were converted into the right to receive cash in an amount equal to $25.3537 per share, or an aggregate of $165,478,000. Each option to purchase Indigo capital stock outstanding immediately prior to January 6, 2004 was assumed by FLIR. 709,945 shares of FLIR common stock are issuable by FLIR upon exercise of the Indigo stock options assumed by FLIR in the Merger.

99.2-8